      As filed with the Securities and Exchange Commission on May 7, 2002
                                                      Registration No. 333-38688

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                         POST EFFECTIVE AMENDMENT NO. 4
                                       TO
                                   FORM S-1/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        COVAD COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                            4813                     77-0461529
(State or Other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)         Classification Code)       Identification Number)

                               ---------------

                             3420 Central Expressway
                          Santa Clara, California 95051
                                 (408) 616-6500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 ---------------

                                 Charles Hoffman
                      President and Chief Executive Officer
                        Covad Communications Group, Inc.
                             3420 Central Expressway
                          Santa Clara, California 95051
                                 (408) 616-6500

                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                 ---------------

                                 With copies to:

                            Meredith S. Jackson, Esq.
                              Ashok W. Mukhey, Esq.
                             Bertha A. Cortes, Esq.
                               Irell & Manella LLP
                       1800 Avenue of the Stars, Suite 900
                          Los Angeles, California 90067
                                 (310) 277-1010

                                 ---------------

     Approximate date of commencement of proposed sale to the public: Completed.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     This Post Effective Amendment shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

================================================================================

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                          Deregistration of Securities

     On June 6, 2000, Covad Communications Group, Inc. ("Covad") filed its
                                                             -----
Registration Statement on Form S-3 (File No. 333-38688), which was subsequently converted into a Form S-1/A (the "Registration Statement"), covering up to
                                  ----------------------
5,013,466 shares of Covad's common stock, $0.001 par value per share ("Common
                                                                       ------
Stock"), to be sold from time to time by selling stockholders of Covad named
-----
therein. The Registration Statement, as amended, was filed in order to register the resale of shares of Common Stock issued to the former stockholders of Laser Link.Net, Inc. ("Laserlink"), which was acquired by Covad in March 2000.
                 ---------

     Covad is filing this Post Effective Amendment No. 4 to the Registration Statement to deregister such number of the shares of Common Stock registered pursuant to the Registration Statement as remain unsold thereunder. Covad is seeking deregistration of these shares because its obligation to maintain the effectiveness of the Registration Statement expired on March 20, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 7, 2002.

                                       COVAD COMMUNICATIONS GROUP, INC.

                                       By: /s/ MARK A. RICHMAN
                                           -------------------------------------
                                               Mark A. Richman
                                               SENIOR VICE PRESIDENT AND
                                               CHIEF FINANCIAL OFFICER